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                                                                  Exhibit 21.1


                                  SUBSIDIARY LIST(1)
                          Ball Corporation and Subsidiaries

The following is a list of subsidiaries of Ball Corporation (an Indiana corporation).

                                                     STATE OR COUNTRY OF
                                                     INCORPORATION OR      PERCENTAGE
 NAME                                                ORGANIZATION          OWNERSHIP (2)
-----------------------------------------------      --------------------  ---------------
 Ball Capital Corp.                                  Colorado              100%
 Ball Packaging Corp.                                Colorado              100%
    Ball Asia Pacific Limited                        Colorado              100%
    Ball Plastic Container Corp.                     Colorado              100%
    Ball Metal Food Container Corp.                  Delaware              100%
    Ball Metal Beverage Container Corp.              Colorado              100%
    Ball Metal Packaging Sales Corp.                 Colorado              100%
 Ball Aerospace & Technologies Corp.                 Delaware              100%
    Ball Aerospace - (Australia), Pty. Ltd.          Australia             100%
    Ball Systems Technology Limited                  United Kingdom        100%
    Ball Technology Services Corporation             California            100%
 Ball Packaging Products Canada, Inc.                Canada                100%
 FTB Packaging Limited                               Hong Kong              98%
    Beijing FTB Packaging Limited                    China                  83%
    FTB Tooling & Engineering Ltd.                   Hong Kong              98%
    Fully Tech Industrial Ltd.                       Hong Kong              98%
    Greater China Trading Ltd.                       Cayman Islands         98%
    Hubei FTB Packaging Limited                      China                  78%
    Ningbo FTB Can Company Ltd.                      China                  73%
    Xi'an Kunlan FTB Packaging Limited               China                  59%
    Zhuhai FTB Packaging Limited                     China                  63%
    FTB Ningbo Investment Limited                    Hong Kong              98%
    M.C. Packaging (Hong Kong) Limited               Hong Kong              98%
       MCP Beverage Packaging Limited                Hong Kong              98%
       MCP Industries Limited                        Hong Kong              98%
       Plasco Limited                                Hong Kong              68%
       Hainan M.C. Packaging Limited                 China                  88%
       Hangzhou M.C. Packaging Company
          Limited                                    China                  50%
    Panyu MCP Industries Limited                     China                  88%
    Shenzhen M.C. Packaging Limited                  China                  59%
    Tianjin M.C. Packaging Limited                   China                  78%
    Hemei Containers (Tianjin) Co. Ltd.              China                  65%




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
                                                     STATE OR COUNTRY OF
                                                     INCORPORATION OR      PERCENTAGE
 NAME                                                ORGANIZATION          OWNERSHIP (2)
-----------------------------------------------      --------------------  ---------------
    Suzhou M.C. Beverage Packaging Co. Ltd.          China                  54%
    Tianjin MCP Cap Manufacture Company Limited      China                  78%
    Tianjin MCP Industries Limited                   China                  78%
    Zhongfu (Taicang) Plastic Products Co.
         Ltd.                                        China                  68%
 GPT Global Packaging Technology AB                  Sweden                100%


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     The following is a list of affiliates of Ball Corporation included in the financial statements on the basis of equity accounting:

                                           STATE OF COUNTRY OF
                                           INCORPORATION OR         PERCENTAGE
 NAME                                      ORGANIZATION             OWNERSHIP (2)
--------------------------------------     ---------------------    --------------
 EarthWatch Incorporated                   Colorado                    48%
 San Miguel Yamamura Ball Corp.            Philippines                  6%
 Lam Soon-Ball Yamamura                    Taiwan                       8%
 Latapack-Ball Embalagens Ltda.            Brazil                      50%
 Centrotampa Embalagens Ltda.              Brazil                      50%
 Thai Beverage Can Ltd.                    Thailand                    40%

The following are owned indirectly through FTB Packaging Limited:

 Sanshui Jianlibao FTB Packaging Limited   China                       34%
 Zhongshan Yedao Drinks Limited            China                       25%
 Norinco-MCP (Hong Kong) Limited           Hong Kong                   29%
 Guangzhou M.C. Packaging Limited          China                       20%
 Maoming Norinco MCP Company Limited       China                       22%
 Qindao M.C. Packaging Limited             China                       39%
 Richmond Systempak Limited                Hong Kong                   32%
 Shenzhen Norinco-MCP Company Limited      China                       29%
 Beijing Shente Container Co. Ltd.         China                       16%



(1) In accordance with Regulation S-K, Item 601(b)(21)(ii), the names of certain subsidiaries have been omitted from the foregoing lists. The unnamed subsidiaries, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary, as defined in Regulation S-X, Rule 1-02(w).

(2) Represents the Registrant's direct and/or indirect ownership in each of the subsidiaries' voting capital share.